TONIX PHARMACEUTICALS HOLDING CORP. 8-K

EXHIBIT 99.02

© 2025 Tonix Pharmaceuticals Holding Corp. Corporate Presentation January 2025 NASDAQ: TNXP PO6037 January 8, 2025 (Doc 1553 )

2 © 2025 Tonix Pharmaceuticals Holding Corp. Cautionary Note on Forward - Looking Statements Certain statements in this presentation regarding strategic plans, expectations and objectives for future operations or results are “forward - looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward - looking words such as “anticipate,” “believe,” “forecast,” “estimate” and “intend,” among others. These forward - looking statements are based on Tonix’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward - looking statements. These factors include, but are not limited to, the risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; risks related to the failure to successfully market any of our products; risks related to the timing and progress of clinical development of our product candidates; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. The forward - looking statements in this presentation are made as of the date of this presentation, even if subsequently made available by Tonix on its website or otherwise. Tonix does not undertake an obligation to update or revise any forward - looking statement, except as required by law. Investors should read the risk factors set forth in the Annual Report on Form 10 - K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2024, and periodic reports and current reports filed with the SEC on or after the date thereof. All of Tonix's forward - looking statements are expressly qualified by all such risk factors and other cautionary statements.

3 © 2025 Tonix Pharmaceuticals Holding Corp. Tonix is committed to developing and marketing therapeutics to treat pain, neurologic, psychiatric and addiction conditions through our central nervous system portfolio and within other areas of high unmet need , including immunology, infectious disease, and rare disease …Transforming therapies for pain management and vaccines for public health challenges… Who We Are

4 © 2025 Tonix Pharmaceuticals Holding Corp. NDA Submission Phase 3 Phase 2 Phase 1 Indication Molecule * Fibromyalgia Granted FDA Fast Track Designation TNX - 102 SL Cyclobenzaprine HCl Sublingual Tablets Acute Stress Disorder Cocaine Intoxication Granted FDA Breakthrough Therapy Designation TNX - 1300 Cocaine Esterase NIDA Funded Prader - Willi Syndrome FDA Orphan Drug and Rare Pediatric Disease Designations TNX - 2900 Intranasal Potentiated Oxytocin Organ Transplant Rejection/ Autoimmune Conditions TNX - 1500 Anti - CD40L mAb Key Clinical Programs *All of Tonix’s product candidates are investigational new drugs or biologics; their safety and efficacy have not been establ ish ed and none has been approved for any indication. **Investigator - initiated study **PDUFA=Prescription Drug User Fee Act PDUFA** goal date of August 15, 2025 Phase 2 Study Ongoing Phase 1 Study Ongoing Phase 2 Ready Phase 2 Study** Start Expected 1Q’25 Clinical Stage Completed

5 © 2025 Tonix Pharmaceuticals Holding Corp. CNS - Focused Fully - Integrated Biopharma with Preclinical, Clinical and Commercial Stage Products Marketed Products • Zembrace ® and Tosymra ® indicated for the treatment of acute migraine TNX - 102 SL 1 for Fibromyalgia: FDA Decision on marketing authorization expected August 15, 2025 • Granted FDA Fast Track Designation • Two Phase 3 trials completed with statistical significance on primary endpoint • Potential product launch in 2025 Internal Capabilities • Commercial prescription drug sales • R&D and potential for clinical - trial scale manufacturing Strategic Partnerships • With government institutions, world - class academic & research organizations Pipeline 1 • Phase 2 biologic cocaine antidote, FDA “Breakthrough Therapy Designation” • Phase 1 anti - CD40L monoclonal antibody to prevent organ transplant rejection 1 All of Tonix’s product candidates are investigational new drugs or biologics; their safety and efficacy have not been establi she d and none has been approved for any indication.

© 2025 Tonix Pharmaceuticals Holding Corp. CNS: KEY DEVELOPMENT CANDIDATES

7 © 2025 Tonix Pharmaceuticals Holding Corp. TNX - 102 SL* ( Cyclobenzaprine HCl Sublingual Tablets) A unique, sublingual formulation of cyclobenzaprine designed to optimize delivery and absorption *5.6 mg once - daily at bedtime

8 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO Fibromyalgia is a Large, Underserved and Dissatisfied Population • Serious Condition (U.S. FDA requirement for Fast Track Designation) • More than 10 million U.S. adults are affected – predominantly women 1,2 ‒ Debilitating and life altering condition ‒ Significant economic impact • Patients have expressed dissatisfaction, despite three FDA approved drugs 3,4 ‒ 85% of patients fail first - line therapy 5 : efficacy variability, tolerability issues especially when used long - term and lack of broad - spectrum activity ‒ Typical for patients to rotate between drugs and be on multiple drugs at the same time; 79% of FM patients are on multiple therapies 5 • ~2.7 million FM patients diagnosed and treated 6 ‒ >22 million prescriptions are issued for the treatment of fibromyalgia (on - and off - label usage) each year 7,8 • No new R x product since 2009 • The treatment objective is to restore functionality and quality of life while avoiding significant side effects 1 American College of Rheumatology ( www.ACRPatientInfo.org accessed May 7, 2019) – prevalence rate of 2 - 4% for U.S. adult population (~250 million) 2 Vincent A, et al. Arthritis Care Res (Hoboken) . 2013 65(5):786 - 92. doi : 10.1002 ; diagnosed prevalence rate was 1.1% of adult population or 50% of the prevalent population 3 Robinson RL, et al. Pain Med . 2012 13(10):1366 - 76. doi : 10.1111; 85% received drug treatment 4 The three drugs with FDA approval for the treatment of fibromyalgia: Pregabalin (Lyrica); Duloxetine (Cymbalta); Milnacipran ( Savella ) 5 EVERSANA primary physician research, May 2024; commissioned by Tonix 6 EVERSANA analysis of claims database, May 2024; commissioned by Tonix 7 Product sales derived from IMS MIDAS; IMS NDTI used to factor usage for fibromyalgia; data accessed April 2015. 8 Market research by Frost & Sullivan, commissioned by Tonix, 2011

About Fibromyalgia

CNS PORTFOLIO

Fibromyalgia is a ***chronic pain disorder*** *resulting from amplified sensory and pain signaling within the CNS – now recognized as* ***nociplastic pain***[1-4]

Fibromyalgia is a ***syndrome*** *comprised of the* ***symptoms****: chronic widespread pain,* ***nonrestorative sleep****, and fatigue*


Multisite pain
Non-Restorative Sleep
Fatigue

Fibromyalgia is considered a **chronic overlapping pain condition (COPC)**[5]
- the ***only COPC*** *with any* ***FDA-approved drugs***[6]

Fibromyalgia is the prototypic nociplastic syndrome

[1]Trouvin AP, et al. *Best Pract Res Clin Rheumatol.* 2019;33(3):101415.
[2]Fitzcharles MA, et al. *Lancet* 2021;397:2098-110
[3]Kaplan CM, et al. *Nat Rev Neurol.* 2024 20(6):347-363..
[4]Clauw DJ. *Ann Rheum Dis.* 2024 ard-2023-225327. doi: 10.1136/ard-2023-225327.
[5]Maixner W, et al. *J Pain.* 2016;17(9 Suppl):T93-T107.
[6]The three drugs with FDA approval for the treatment of fibromyalgia: Pregabalin (Lyrica®); Duloxetine (Cymbalta®); Milnacipran (Savella®)

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The Third Primary Type of Pain: Nociplastic Pain[1-5]

Nociplastic syndrome includes:
(1) widespread pain
(2) fatigue
(3) sleep disturbances
(4) cognitive dysfunction ("brain fog")


Nociplastic Pain
Examples:
Fibromyalgia
CFS/ ME*
Long COVID
Migraine
PCS**
IBS***
Endometriosis
Low Back Pain
Mechanism:
Altered pain perception in the brain
Pathological Pain
Functionally Appropriate Pain if Acute
Nociceptive Pain
Examples:
Stubbed toe
Appendicitis
Mechanism:
Actual or threatened damage to tissue
Neuropathic Pain
Examples:
Sciatica
Shingles
Mechanism:
Impingement, lesion or inflammation of nerve

[1]Trouvin AP, et al. *Best Pract Res Clin Rheumatol.* 2019;33(3):101415.
[2]Fitzcharles MA, et al. *Lancet* 2021;397:2098-110
[3]Kaplan CM, et al. *Nat Rev Neurol.* 2024 20(6):347-363..
[4]Clauw DJ. *Ann Rheum Dis.* 2024 ard-2023-225327. doi: 10.1136/ard-2023-225327.
[5]Kureshi S et al. *Healthcare* (Basel) 2024 12(3): 289.

*ME/CFS = chronic fatigue syndrome / myalgic encephalomyelitis
**PCS = post concussive syndrome.
***IBD – irritable bowel syndrome

© 2025 Tonix Pharmaceuticals Holding Corp.

CNS PORTFOLIO

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Poor Sleep and Pain have Bi-directional Reinforcing Effects[1]

CNS PORTFOLIO

- **Poor sleep and pain form a <u>vicious cycle</u> in driving fibromyalgia <u>decompensation</u>**
  - Can't sleep → worse pain / In pain → can't sleep
  - Poor sleep and pain contribute to persistence, chronicity and severity
  - Syndrome includes symptoms of fatigue and brain fog
- **Treating sleep disturbance in fibromyalgia has the potential to break the vicious cycle**
  - Potential to remove an obstacle to recovery
  - Using the right medicine is important – some sedative/hypnotics don't work[1,2]


Fatigue
PAIN
BAD SLEEP
Brain Fog

[1]Moldofsky H, et al. *J Rheumatol*. 1996;23:529–533.
[2]Grönbald M, et al. *Clin Rheumatol*. 1993;12(2):186–191

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© 2025 Tonix Pharmaceuticals Holding Corp.

12 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO TNX - 102 SL (Cyclobenzaprine HCl Sublingual Tablets) • Non - opioid analgesic designed for long - term daily bedtime use in fibromyalgia patients ‒ Targets non - restorative sleep ‒ Potent binding and antagonist activities at four post - synaptic receptors ‒ serotonin - 5 - HT2A ‒ α1 - adrenergic ‒ histaminergic - H1 ‒ muscarinic - M1 ‒ No recognized risk for abuse • Improves sleep quality , does not increase sleep quantity : ‒ Not a traditional hypnotic or sedative • Proprietary, sublingual transmucosal formulation of cyclobenzaprine designed to optimize delivery and absorption

13 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO TNX - 102 SL: Sublingual Administration and Transmucosal Delivery • Advantages of the sublingual route • Faster absorption provides PK that is ideal for bedtime dosing • Bypasses “first - pass” hepatic metabolism • Reduced metabolism of parent CBP to active metabolite norcyclobenzaprine ( nCBP )

TNX-102 SL for FM: Non-opioid, Centrally-Acting Analgesic that Offers a Potentially Transformative Approach by Facilitating Restorative Sleep[1]

Potent binding and antagonist activities at four key receptors facilitate ***restorative sleep***



- *serotonergic-5-HT2A*
- *adrenergic-α1*
- *histaminergic-H1*
- *muscarinic-M1*

Key Differentiators

Relative to Oral Cyclobenzaprine

- Lower daytime exposure
- Avoids first-pass metabolism
- Reduces risk of pharmacological interference from major metabolite

Relative to Standard of Care

- Potential for better tolerability while maintaining efficacy
- Not scheduled nor with recognized abuse potential

Issued patents expected to provide exclusivity to 2034

[1]TNX-102 SL has not been approved for any indication.

[1]TNX-102 SL is an investigational new drug, its safety and efficacy has not been established and it has not been approved for any indication.

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15 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO Fibromyalgia is Believed to Result from Chronic Pain or Prior Stress Experiences Stresses that may precede or precipitate FM include : Chronic nociceptive pain • e.g. , osteoarthritis Chronic neuropathic pain • e.g. , diabetic neuropathy Infectious • e.g. , viral illness Cancer • e.g. , breast cancer Chemical • e.g., cancer chemotherapy Traumatic • e.g. , motor vehicle accident Head trauma • e.g. , post - concussive syndrome Physiologic • e.g. , disturbed sleep The pain system evolved to detect acute pain • The body’s “check engine” light Chronic pain breaks down the system that determines whether a sensory experience is painful • Chronic pain results in nociplastic syndromes • Nociplastic syndrome was formerly known as “Central and Peripheral Sensitization” Chronic Overlapping Pain Conditions (COPCs) are Nociplastic Syndromes : • Fibromyalgia • ME/CFS • Migraine • Irritable Bowel Syndrome • Endometriosis • Low Back Pain

16 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO Common Chronic Conditions are a Challenge for Pharma Fibromyalgia is a common chronic disease 1 • Chronic pain syndrome that persists for years or decades No animal model is recognized for nociplastic syndromes or its component symptoms • Widespread pain • Fatigue • Sleep disturbance • Cognitive impairment Nociplastic symptoms are subjective • Humans need to report symptoms using scales Clinical trials measuring subjective symptoms are challenging • Placebo response is typically observed • Long - term therapy means requires long - term tolerability 1 The U.S. Centers for Disease Control defines chronic diseases as “conditions that last 1 year or more and require ongoing med ica l attention or limit activities of daily living or both.” www.cdc.gov/chronicdisease/about/index.htm . (accessed Jan 28, 2024)

17 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO Common Chronic Conditions are a Challenge for Society The Opioid Crisis in the U.S. was driven by mistreatment of chronic pain, which was often nociplastic pain • The e pidemic of prescription pain killers was addressed by regulations which limited the availability of opioids • Many individuals who are opioid dependent have transitioned to illegal street heroin and fentanyl • Illegal drugs contribute to homelessness There is an unmet need for non - opioid analgesics that address nociplastic pain • No new drug for fibromyalgia has been approved since 2009

CNS PORTFOLIO

Current FDA-Approved Fibromyalgia Drugs[1]

Improvement in fibromyalgia pain was primary endpoint for approval

- No current product addresses pain, poor sleep and fatigue
- Tolerability issues limit long term use for many patients

Drug		Lyrica® (pregabalin) - Pfizer	Cymbalta® (duloxetine) - Lilly Savella® (milnacipran) - AbbVie
Class		Gabapentinoid	SNRI
Fibromyalgia Activity	Pain Reduction	YES	YES
	Sleep Improvement	YES	-
	Fatigue Reduction	-	YES
Tolerability Issues	Fatigue increase	YES	-
	Sleep problems	-	YES
	Weight gain	YES	-
	Blood Pressure increase	-	YES
	Sexual impairment	-	YES
	GI issues	-	YES
	Hip Fractures[2]	YES	-
	DEA Scheduled	YES	-

[1]The three drugs with FDA approval for the management of fibromyalgia are Pregabalin (Lyrica); Duloxetine (Cymbalta); Milnacipran (Savella)
[2]Leung MTY, et al. JAMA Netw Open. 2024;7(11):e2444488. doi: 10.1001/jamanetworkopen.2024.44488. PMID: 39535796; PMCID: PMC11561685.

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© 2025 Tonix Pharmaceuticals Holding Corp.

19 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO Fibromyalgia – TNX - 102 SL Program Status First pivotal Phase 3 study ( RELIEF ) reported – December 2020 1 Second Phase 3 study ( RALLY ) missed primary endpoint – July 2021 Confirmatory pivotal Phase 3 study ( RESILIENT ) reported – December 2023 Granted FDA Fast Track Designation Submitted NDA to FDA in October 2024 NDA assigned a PDUFA goal date of August 15, 205 in December 2024 2 1 Lederman S, et al. Arthritis Care Res (Hoboken) . 2023 Nov;75(11):2359 - 2368. doi : 10.1002. 2 PDUFA = Prescription Drug User Fee Act Next Steps: • FDA decision on marketing authorization expected August 15, 2025

CNS PORTFOLIO

TNX-102 SL: Phase 3 *RESILIENT* Study Design

RESILIENT Study

General study characteristics:

- Randomized, double-blind, multicenter, placebo-controlled study in fibromyalgia
- 33 U.S. sites enrolled 457 participants with fibromyalgia as defined by 2016 Revisions to the 2010/2011 FM Diagnostic Criteria[1]

Primary Endpoint:

- Change from baseline to Week 14 (TNX-102 SL vs. placebo) in weekly averages of daily diary average pain severity score

TNX-102 SL once-daily at bedtime
5.6 mg (2 x 2.8 mg tablets)*

Placebo once-daily at bedtime

14 weeks

*Two-week run-in at 2.8 mg dose at bedtime followed by 12 weeks at 5.6 mg dose

ClinicalTrials.gov Identifier: **NCT05273749**

Study Title: A Phase 3 Study to Evaluate the Efficacy and Safety of TNX-102 SL Taken Daily in Patients With Fibromyalgia (RESILIENT)

Trial ID: TNY-CY-F307 ('RESILIENT')

[1]Wolfe F, et al. *Semin Arthritis Rheum.* 2016 46(3):319-329. doi: 10.1016

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© 2025 Tonix Pharmaceuticals Holding Corp.

21 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO Weekly Average of Daily Diary NRS Ratings of Average Pain Over Prior 24 Hours RESILIENT Primary Outcome Measure Reduction in Widespread Pain -2.2 -2 -1.8 -1.6 -1.4 -1.2 -1 -0.8 -0.6 -0.4 -0.2 0 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 LS Mean (SE) Change in NRS Pain Score Week of Study Placebo (N=225) TNX-102 SL (N=231) * *** *** ** ** ** *** *** *** *** *** *** *** ** *p<0.01; **p<0.001; ***p<0.0001 Week 14 LS mean (SE) change from baseline for TNX - 102 SL - 1.82 (0.12) and for placebo - 1.16 (0.12); LSMD from placebo - 0.65 (0.1 6); p=0.00005 # # Based on Mixed Model Repeated Measures with Multiple Imputation, with fixed categorical effects of treatment, center, study w eek , and treatment by study week interaction, as well as baseline value and baseline value - by - study week interaction. Abbreviations: LS, least squares; LSMD, least squares mean differe nce; NRS, numerical rating scale; SE, standard error

Summary of Key Pre-Specified Secondary Outcome Measures

CNS PORTFOLIO

Rating Scale	Week 14	Met**
Patient Global Impression of Change (PGIC)	$p < 0.001$	✓
Fibromyalgia Impact Questionnaire - Symptoms	$p < 0.001$	✓
Fibromyalgia Impact Questionnaire - Function	$p = 0.001$	✓
PROMIS Sleep Disturbance	$p < 0.001$	✓
PROMIS Fatigue	$p < 0.001$	✓
Weekly average of daily Sleep Quality scores	$p < 0.001$	✓

*In order of statistical serial gate-keeping hierarchy (or, "waterfall") to control overall Type 1 error
**Statistical significance met

RESILIENT Study

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© 2025 Tonix Pharmaceuticals Holding Corp.

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23 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO RESILIENT : CSFQ - 14 Females Pre - specified exploratory endpoint Pleasure Desire/Frequency Desire/Interest Arousal/Excitement Orgasm/Completion Desire Total Total Score 0.1 [ - 0.0, 0.30] [192/201] 0.3 [0.10, 0.5] [192/204] 0.0 [ - 0.3, 0.4] [192/204] 0.3 [ - 0.10, 0.60] [192/204] 0.6 [0.2, 1.0] [192/204] 0.3 [ - 0.10, 0.80] [192/204] 1.4 [0.30, 2.5] [192/201] LS Mean Difference [95% CI] [PBO/TNX 5.6mg] -1 -0.5 0 0.5 1 1.5 2 2.5 3 3.5 ANCOVA analysis: comparison between groups (TNX - 102 SL 5.6 mg vs. Placebo) Red Diamond refers to treatment differences with p <0.05, not corrected for multiple comparisons Changes in Sexual Functioning Questionnaire Change from Baseline to Week 14 Changes in Sexual Functioning Questionnaire short form (CSFQ - 14) was a safety measure in the study • In females, CSFQ - 14 total score improved (indicating better sexual functioning) to a greater extent in the TNX - 102 SL group compared with placebo, p=0.010 • Potential tolerability advantage over pharmacotherapeutics with potent serotonin reuptake inhibition

RESILIENT Pre-Specified Primary Endpoint

RESILIENT Study

CNS PORTFOLIO

Summary[1]

- TNX-102 SL demonstrated statistically significant improvement in mean weekly pain scores over placebo at Week 14
- *P*-value of *0.00005* is *highly* statistically significant

Additional Findings

- Effect size 0.38
- All pre-specified sensitivity analyses of the primary endpoint show statistical significance ($p \leq 0.001$)
- Rapid onset of action: *p*-values <0.01 at each weekly time point, including Week 1

[1]EULAR 2024. "Targeting Non-Restorative Sleep in Fibromyalgia with Bedtime TNX-102 SL (Sublingual Cyclobenzaprine HCl) Significantly Improves Pain in RESILIENT, a Confirmatory Phase 3 Randomized Clinical Trial." https://www.tonixpharma.com/wp-content/uploads/2024/06/EULAR-2024-FM-Poster-vFinal.pdf

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© 2025 Tonix Pharmaceuticals Holding Corp.

25 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO RESILIENT Safety Summary Among participants randomized to TNX - 102 SL and to placebo, 81.0% and 79.6%, respectively, completed the study TNX - 102 SL was generally well tolerated with an adverse event (AE) profile comparable to prior fibromyalgia studies • No new safety signals were observed • AE - related study discontinuations occurred in 6.1% and 3.6% of patients in the TNX - 102 SL and placebo groups, respectively • Events rated as mild or moderate made up 97.2% of AEs on placebo and 99.1% on TNX - 102 SL • As observed in prior studies with TNX - 102 SL, oral administration site AEs were higher in TNX - 102 SL than placebo, 42.9% and 10.2%, respectively ‒ Most common oral AEs were oral hypoaesthesia, product taste abnormal, oral paraesthesia, and tongue discomfort (see table on next slide) ‒ Nearly all of these common oral AEs were temporally related to dosing and lasted <60 minutes • Serious Adverse Events (SAEs) ‒ Three placebo participants experienced an SAE: ▪ 1. Pneumonia, 2. Muscular weakness, and 3. Hypertension/Angina/Coronary Artery Disease ‒ Two TNX - 102 SL participants experienced an SAE ▪ 1. Renal carcinoma deemed not related to study drug ▪ 2. Acute pancreatitis with onset 14 days after completion of treatment phase, deemed ‘possibly related’* to study drug ⁃ Outcome: ‘Recovered/Resolved’ ⁃ *Note: participant was non - compliant with end of treatment study visits, and the last dose before onset of SAE was not known at the time that relationship with study drug was assessed by Investigator and Sponsor

26 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO RESILIENT Safety Summary *Safety Population Treatment - Emergent Adverse Events (TEAEs) at Rate of ≥ 3% in Either Treatment Group 1 Total* N=457 Placebo N=226 TNX - 102 SL N=231 System Organ Class Preferred Term Systemic Adverse Events 17 (3.7%) 7 (3.1%) 10 (4.3%) COVID - 19 10 (2.2%) 3 (1.3%) 7 (3.0%) Somnolence 11 (2.4%) 4 (1.8%) 7 (3.0%) Headache Oral Cavity Adverse Events 56 (12.3%) 1 (0.4%) 55 (23.8%) Hypoaesthesia oral 29 (6.3%) 2 (0.9%) 27 (11.7%) Product taste abnormal 18 (3.9%) 2 (0.9%) 16 (6.9%) Paraesthesia oral 16 (3.5%) 0 (0.0%) 16 (6.9%) Tongue discomfort 1 No clinically significant increase in weight gain, GI issues, high blood pressure or sexual dysfunction

TNX-102 SL Showed Activity on Pain, Sleep and Fatigue and was Generally Well Tolerated in the RESILIENT Study[1]

CNS PORTFOLIO

Drug		TNX-102 SL
Initial Indication of active ingredient		Muscle spasm[1]
Class		Tricyclic
Mechanism		Antagonist at 4 post-synaptic receptors[2]
Fibromyalgia Activity	Pain	+
	Sleep	+
	Fatigue	+
Tolerability Issues	Sleep	-
	Fatigue	-
	Oral administration site reaction[3]	+

[1]Flexeril® and Amrix® are oral formulations of cyclobenzaprine indicated for short term (2-3 weeks) treatment of muscle spasm
[2]Four receptors are: serotonergic-5-HT2A, adrenergic-α1, histaminergic-H1, and muscarinic-M1 cholinergic receptors
[3]TNX-102 SL was generally well tolerated with an adverse event profile comparable to prior studies and no new safety signals were observed. In both pivotal studies, the most common treatment-emergent adverse event was tongue or mouth numbness at the administration site, which was temporally related to dosing, self-limited, never rated as severe, and rarely led to study discontinuation (one participant in each study).

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~50% of U.S. Fibromyalgia Patients are on Medicare: Prescription Coverage in Medicare Stands to Benefit from Changes in IRA

CNS PORTFOLIO

Approximately 50% of fibromyalgia patients are on Medicare

- EVERSANA analysis of claims database consisting of 2.2M patients, for which 1.2M claims were submitted throughout March 2002-March 2023[1]

Beneficial Changes in 2025 to Medicare Part D through Inflation Reduction Act (IRA)[2]

- Medicare prescription payment plan to offer enrollees the option to pay out-of-pocket prescription drug costs in the form of capped monthly installment payments instead of all at once at the pharmacy
- Annual out-of-pocket costs will be capped at $2,000 in year 2025
- Will replace the existing Coverage Gap Discount Program, which sunsets as of January 1, 2025

Fibromyalgia Patients by Coverage[1]


Insurance Distribution
Percent of Total
60%
50%
40%
30%
20%
10%
0%
Commercial
Medicare
Medicaid
Other

[1] EVERSANA analysis of claims database, May 2024; commissioned by Tonix
[2] Source: Final CY 2025 Part D Redesign Program Instructions Fact Sheet | CMS

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Prescribers Interviewed Expressed Broad Dissatisfaction with Available Fibromyalgia Medications: Results of Primary Research[1]

CNS PORTFOLIO

Perspectives on FM Therapies from Prescribers Interviewed

Drug	Positives	Negatives
Duloxetine *(Cymbalta, generic)*	• Relatively high efficacy (compared to alternatives) • Can be titrated slowly from 20mg to 120mg	• Tolerability issues: worsening depression, insomnia • Seldom used as a monotherapy; often requires adjunct
Pregabalin *(Lyrica, generic)*	• Relatively high efficacy (compared to alternatives) • Can often be safely combined with other medications	• Suboptimal for long-term use (e.g., weight gain) • Schedule V status makes some HCPs more cautious to Rx
Savella *(milnacipran)*	• Offers another option if patient fails Cymbalta or Lyrica	• Subpar efficacy does not counterbalance tolerability issues • High cost and access constraints (~$50/month)
Cyclobenzaprine *(Flexeril, generic; oral formulation, off-label)*	• Active for initiating and sustaining sleep; can be titrated up • Active for pain driven by stiffness and muscle spasms	• Mixed perspectives on pain benefit independent of sleep • Suboptimal long-term results as efficacy wanes



85% of patients (avg) fail first line therapy



79% of FM patients (avg) are on multiple therapies

[1]EVERSANA primary physician research, May 2024; commissioned by Tonix

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© 2025 Tonix Pharmaceuticals Holding Corp.

CNS PORTFOLIO

Opportunity for a New, Unique Fibromyalgia Treatment Option: Results of Primary Research from EVERSANA[1,2]

FM Landscape

- Prescribers indicate a **very high unmet need** in FM (ranked ≥4.0 on a 5-point scale)
- Prescribers report there is **no standard of care in FM**, employ an **individualized approach** based on symptomology
- No new treatments approved since 2009
- Prescribers report minimal promotional activities by any pharmaceutical company
- Highly concentrated prescriber base with 50% of patients treated by ~16k physicians

Physician Primary Market Research

- **Physicians reacted positively to the efficacy and safety profile of TNX-102 SL (based on Phase 3 Study results)**
- Median interest = 4.0 on a 5-point scale
- Driving attributes included **strong efficacy, safety and tolerability**
- Unique & differentiating efficacy features included improvements in **sleep and fatigue**

Anticipated Use

- **Physicians indicated intended use in 40% of their FM patients**
- Majority of respondents indicated TNX-102 SL would be their first choice, if accessible
- Physicians surveyed indicated they are well-equipped to deal with access restrictions including prior authorizations and step-edits

[1] EVERSANA primary physician research, May 2024; commissioned by Tonix
[2] EVERSANA analysis of claims database, May 2024; commissioned by Tonix

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© 2025 Tonix Pharmaceuticals Holding Corp.

31 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO Many Fibromyalgia Patients are Prescribed Off - Label Drugs; ~53% FM Patients Prescribed Opioids Off - Label 1 1.04% 6.03% 11.74% 12.96% 13.23% 17.58% 19.45% 20.47% 22.62% 25.50% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% Milnacipran Amitriptyline Meloxicam Pregabalin Tramadol Cyclobenzaprine Oxycodone Hydrocodone Duloxetine HCl Gabapentin % FM Patients (after index 3 date) 1 2022 - 2023 2 EVERSANA analysis of claims database, May 2024; commissioned by Tonix Anti - convulsant SNRI Opioid Tricyclic antidepressant NSAID Muscle relaxant FDA Approved Off - Label Off - Label FDA Approved Off - Label Opioid Off - Label Off - Label Opioid Off - Label Opioid FDA Approved Off - Label

Planning for TNX-102 SL Launch and Marketing

CNS PORTFOLIO

Several companies that successfully developed CNS drugs have launched them

- Big Pharma wants the commercial launch de-risked before acquisition (*e.g.*, Nurtec®)

Company		Mkt Cap[1]	Product	Indication	FDA Approval	Exit
Axsome	AXSM	$3.5 B	Auvelity®	Depression	8/2022	
Biohaven	BHVN	$3.0 B	Nurtec®	Migraine	2/2020	Sold to PFE for $12 B in Oct 2022
IntraCellular	ITCI	$7.2 B	Caplyta®	Schizophrenia	12/2019	
Supernus	SUPN	$1.4 B	Oxtella-XR®	Seizures	1/2019	
Neurocrine	NBIX	$13.6 B	Ingrezza®	Tardive Dyskinesia	4/2017	
Acadia	ACAD	$2.5 B	Nuplazid®	Parkinson's psychosis	4/2016	

To prepare for the launch of TNX-102 SL, Tonix acquired two marketed Rx drugs: Zembrace® and Tosymra®

- Both are indicated for the acute treatment of migraine

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[1]Accessed June 7, 2024

© 2025 Tonix Pharmaceuticals Holding Corp.

33 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO CNS PORTFOLIO Acute Stress Reaction (ASR) / Acute Stress Disorder (ASD) ASR/ASD are acute stress conditions resulting from trauma which c an affect both civilian and military populations. Large unmet need: • According to National Center for PTSD, about 60% of men and 50% of women in the US are exposed least one traumatic experience in their lives 1 • In the US alone, one - third of emergency department visits (40 - 50 million patients per year) are for evaluation after trauma exposures 2 Current standard of care: • No medications are currently available at or near the point of care to treat patients suffering from acute traumatic events and support long - term health 1 National Center for PTSD. How Common is PTSD in Adults? https://www.ptsd.va.gov/understand/common/common_adults.asp 2 Wisco et al. J Clin Psychiatry . 2014.75(12):1338 - 46

34 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO TNX - 102 SL for ASR/ASD: Program Status Status: Expect to start investigator - initiated Phase 2 in 1Q 2025 ; received IND clearance from FDA Investigator - initiated Phase 2 Trial Funded by DoD grant to University of North Carolina (UNC) • UNC Institute for Trauma Recovery awarded a $3M grant from the Department of Defense (DoD) • OASIS trial will build upon infrastructure developed through the UNC - led, $40M AURORA initiative ‒ AURORA study is a major national research initiative to improve the understanding, prevention, and recovery of individuals who have experienced a traumatic event ‒ Supported in part by funding from the National Institutes of Health (NIH) and the health care arm of Google’s parent company Alphabet • Opportunity to investigate the correlation between motor vehicle collisions and the emergence of ASD and PTSD • Supported by multiple clinical trials: • Phase 2 trial in military - related PTSD ( AtEase or NCT02277704) • Phase 3 trial in military - related PTSD (HONOR or NCT03062540) • Phase 3 trial in primarily civilian PTSD (RECOVERY or NCT03841773) • In each of these studies, early and sustained improvements in sleep were associated with TNX - 102 SL treatment by the PROMIS sleep disturbance (SD) scale and the Clinician Administered PTSD Scale (CAPS - 5) “sleep disturbance” item. Together these studies provide preliminary evidence that TNX - 102 SL is generally well - tolerated and may promote recovery from PTSD via a pharmacodynamic facilitation of sleep - dependent emotional memory processing

CNS PORTFOLIO

TNX-102 SL for ASR/ASD: Phase 2 OASIS Study Design

General study characteristics:

- Randomized, double-blind, placebo-controlled study in Acute Stress Reaction (ASR) / Acute Stress Disorder (ASD)
- The proposed Optimizing Acute Stress reaction Interventions with TNX-102 SL (OASIS) trial will examine the safety and efficacy of TNX-102 SL to reduce adverse posttraumatic neuropsychiatric sequelae among patients presenting to the emergency department after a motor vehicle collision (MVC)
- The trial will enroll approximately 180 individuals who acutely experienced trauma at study sites across the US
- Participants will be randomized in the emergency department to receive a two-week course of either TNX-102 SL or placebo
- Investigator-initiated IND

Objective:

- Investigate the potential of Tonix's TNX-102 SL (cyclobenzaprine HCl sublingual tablets) to reduce the frequency and severity of the adverse effects of traumatic exposure, including acute stress reaction (ASR), acute stress disorder (ASD), and posttraumatic stress disorder (PTSD).
- ASR refers to the body's immediate response to trauma, whereas ASD is the short-term effects of trauma (within 1 month), and PTSD is the long-term effects of trauma (beyond 1 month)

TNX-102 SL once-daily at bedtime
5.6 mg (2 x 2.8 mg tablets)*

Placebo once-daily at bedtime

2 weeks

*First dose of TNX-102 SL 5.6 mg versus placebo taken in the emergency department, and then daily at bedtime to finish 2 weeks of treatment

A Phase 2 Study to Evaluate the Efficacy and Safety of TNX-102 SL Taken Daily in Patients With ASR/ ASD (OASIS)

- Primary outcome measure: Acute Stress Disorder Scale (ASDS) assessed at 7 and 21 days post MVC
- Posttraumatic stress symptom severity assessed at 6 and 12 weeks post MVC using the PTSD Checklist for DSM-5 (PCL-5)
- Standardized survey instruments of sleep disturbances, anxiety and depression symptoms, general physical and mental health, and clinical global improvement also employed
- Detailed and brief neurocognitive assessments are performed from baseline to 12 weeks after MVC at specific timepoints throughout study participation period

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© 2025 Tonix Pharmaceuticals Holding Corp.

36 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO Significant Overlap between Fibromyalgia and Long - COVID National Institutes of Health (NIH) - sponsored RECOVER study found many Long COVID patients suffer from pain at multiple sites 1 • Suggests that many Long - COVID patients may meet the diagnostic criteria for fibromyalgia Tonix has previously presented its analysis of real - world evidence from the TriNetX claims database suggesting that over 40% of Long COVID patients present with a constellation of symptoms that overlap with fibromyalgia 2,3 1 Thaweethai T, et al. JAMA . 2023 329(22):1934 - 1946. 2 Feb 22, 2023 Tonix Pharmaceuticals Press Release. URL: https://ir.tonixpharma.com/news - events/press - releases/detail/1369/tonix - pharmaceuticals - describes - emerging - research - on - the 3 September 21, 2022, Tonix Pharmaceuticals Poster at the IASP, “Retrospective observational database study of patients with Lo ng COVID with multi - site pain, fatigue and insomnia”. URL: www.tonixpharma.com/wp - content/uploads/2022/09/Retrospective - Observational - Database - Study - of - Patients - with - Long - COVID - with - Multi - Site - Pain - Fatigue - and - Insomnia_A - Real - World - Analysis - of - Symptomatology - and - Opioid - Use.pdf

37 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO NASEM Definition of Long - COVID • In June 2024, the US National Academies of Sciences, Engineering and Medicine (NASEM) described fibromyalgia as a ‘ diagnosable condition’ in people suffering from Long COVID 1 • This definition provides guidance to government, healthcare professionals and industry that fibromyalgia can arise after infection with the SARS - CoV - 2 virus and can be diagnosed in Long COVID patients Fibromyalgia prevalence prior to COVID - 19 pandemic: >10M adults in the US 2 Long - COVID prevalence: 5.3% or ~14M adults in the US 3 Tonix believes that diagnosing fibromyalgia in Long COVID patients will increase the potential market for TNX - 102 SL as compared to market estimates from before the COVID - 19 pandemic 1 U.S. National Academies of Sciences, Engineering, and Medicine. 2024. A Long COVID Definition: A chronic, systemic disease state with profound consequences. Washington, DC: The National Academies Press. https://doi.org/10.17226/27768 . http://www.nationalacademies.org/long - covid - definition . 2 Vincent A, et al. Arthritis Care Res (Hoboken). 2013 65(5):786 - 92. doi : 10.1002 3 National Center for Health Statistics. U.S. Census Bureau, Household Pulse Survey, 2022 – 2024. Long COVID. Generated interactivel y: July 22, 2024 from https://www.cdc.gov/nchs/covid19/pulse/long - covid.htm

38 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO TNX - 102 SL: Patents and Patent Applications • U.S. Composition:* • A 75:25 cyclobenzaprine HCl - mannitol eutectic (dependent claims add a basifying agent). • 5 US Patents (Expire November 2034) • 1 Pending US Application (Would expire November 2034) • A composition of a cyclobenzaprine HCl and a basifying agent suitable for sublingual absorption. • 1 Pending US Application (Would expire June 2033) • U.S. Methods of Use* (Specific Indications): • Fibromyalgia • Pain, Sleep Disturbance, Fatigue • 1 Pending US Application (Would expire December 2041) • Early Onset Response • 1 Pending US Provisional Application (Would expire December 2044) • Depressive Symptoms • 1 Pending US Application (Would expire March 2032) • Sexual Dysfunction • 1 Pending US Application (Would expire October 2041) • PASC • 1 Pending US Application (Would expire June 2043) • PTSD • 1 US Patent (Expires November 2030) • Agitation (Dementia) • 1 US Patent (Expires December 2038) • 1 Pending US Application (Would expire December 2038) • Alcohol Use Disorder • 1 Pending US Application (Would expire November 2041) • Foreign Filings • Corresponding foreign patents have been filed and some have issued: • Composition (25 patents, 3 allowed applications, 16 pending applications) • Methods of Use (9 patents, 54 pending applications) *US Patents: Issued: US Patent Nos. 9,636,408; 9,956,188; 10,117,936; 10,864,175; 11,839,594; 9,918,948; 11,826,321. Pending: US Patent Application Nos. 13/918,692; 18/385,468; 13/412,571; 18/265,525; 63/612,352; 18/382,262; 18/037,815; 17/226,058; 18/212,500.

© 2025 Tonix Pharmaceuticals Holding Corp. TONIX MEDICINES: MARKETED PRODUCTS

40 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO Tonix Medicines: Commercial - Stage Specialty Pharma Subsidiary • Tonix Medicines is a w holly - owned subsidiary of Tonix ( NASDAQ: TNXP) • Currently marketing two products indicated for the treatment of acute migraine: Zembrace ® SymTouch ® and Tosymra ® • Nascent commercial organization • Tonix Medicines is preparing to launch TNX - 102 SL for fibromyalgia • Fibromyalgia care is relatively concentrated to specialized providers • We believe prescribing physicians can be targeted effectively by a specialty sales force • Evolving landscape in commercial markets favors distribution channels such as specialty pharmacies

Tonix Medicines Markets Two Proprietary Migraine Drugs
Non-oral Formulations of Sumatriptan

CNS PORTFOLIO

Zembrace® SymTouch®
(sumatriptan injection) 3 mg[1]



Tosymra®
(sumatriptan nasal spray) 10 mg[2]



- Each indicated for the ***treatment of acute migraine with or without aura in adults***
- Sumatriptan remains the acute migraine 'gold standard' treatment for many patients and continues to represent the largest segment of the market in terms of unit sales[3]
- Each may provide migraine ***pain relief in as few as 10 minutes*** for some patients[1,2,4,5]
- Patents to 2036 (Zembrace) and 2031 (Tosymra)

Tonix Medicines Commercial Subsidiary
- Complete commercialization capability
  - Manage supply chain and contract manufacturer
  - Distribution
  - Trade, Managed Care & Government contracting
- Team of professionals including Sales & Marketing personnel

[1]Zembrace SymTouch [package insert]. For more information, talk to your provider and read the Patient Information and Instructions for Use. – Important Safety Information is provided in the appendix
[2]Tosymra [package insert]. For more information, talk to your provider and read the Patient Information and Instructions for use– Important Safety Information is provided in the appendix
[3]Tonix Medicines, Inc.; Data On File, 2023

[4]Mathew NT, et al. Dose ranging efficacy and safety of subcutaneous sumatriptan in the acute treatment of migraine. US Sumatriptan Research Group. Arch Neurol. 1992;49(12):1271-1276.
[5]Wendt J, et al. A randomized, double-blind, placebo-controlled trial of the efficacy and tolerability of a 4-mg dose of subcutaneous sumatriptan for the treatment of acute migraine attacks in adults. Clinical Therapeutics. 2006;28(4):517-526.

Zembrace SymTouch and Tosymra are registered trademarks of Tonix Medicines, Inc. Intravail is a registered trademark of Aegis Therapeutics, LLC, a wholly owned subsidiary of Neurelis, Inc.

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© 2025 Tonix Pharmaceuticals Holding Corp.

CNS PORTFOLIO

Zembrace and Tosymra Bypass the GI Tract

Bypassing gastrointestinal (GI) tract is *potential advantage for treating acute migraine*

- GI absorption may be inconsistent in migraineurs due to gastric stasis (also called "gastroparesis")[1-4]
- Nausea and vomiting are symptoms of migraine[5] which can complicate oral treatment

Existing Subcutaneous injectable products

- Imitrex® SQ Injection (sumatriptan succinate)-6mg and 4mg preparations
- DHE 45 (dihydroergotamine mesylate) SQ Injection

Existing intranasal products

- Imitrex® nasal spray (sumatriptan)
- Migranal® (dihydroergotamine) nasal spray – developed by Novartis, sold by Bausch Health
- Zavzpret® (zavegepant) nasal spray, FDA approved in March, 2023[5] is the first intranasal gepant-marketed by Pfizer
- Zomig® nasal spray (zolmitriptan)
- Onzetra® Xsail® (sumatriptan nasal powder) marketed by Currax
- Trudhesa® (dihydroergotamine) nasal spray

[1]Zembrace SymTouch [package insert]. Maple Grove, MN: Upsher-Smith Laboratories, LLC: February 2021.
[2]Mathew NT, et al. Dose ranging efficacy and safety of subcutaneous sumatriptan in the acute treatment of migraine. US Sumatriptan Research Group. Arch Neurol. 1992;49(12):1271-1276.
[3]Landy, S. et al. Efficacy and safety of DFN-11 (sumatriptan injection, 3 mg) in adults with episodic migraine: a multicenter, randomized, double-blind, placebo-controlled study. *J Headache Pain.* 19, 69 (2018).
[4]Brand-Schieber E, Munjal S, Kumar R, et al. Human factors validation study of 3 mg sumatriptan autoinjector, for migraine patients. Med Devices (Auckl). 2016;9:131-137.
[5]Pfizer Press Release March 10, 2023. – https://www.pfizer.com/news/press-release/press-release-detail/pfizers-zavzprettm-zavegepant-migraine-nasal-spray

TONIX PHARMACEUTICALS 42

© 2025 Tonix Pharmaceuticals Holding Corp.

43 © 2025 Tonix Pharmaceuticals Holding Corp. Pipeline Programs and Strategy for Partnerships

44 © 2025 Tonix Pharmaceuticals Holding Corp. Pipeline Development Strategy Focusing on government and academic collaborations • Validates Tonix’s scientific expertise and technology • Reduces internal spend • Increases number of trials • Potentially speeds tim e to market • Grants, contracts, cost - sharing or “in - kind” arrangements

45 © 2025 Tonix Pharmaceuticals Holding Corp. External Partnerships Government partners providing direct funding, cost sharing or in - kind support include 1 : • National Institutes of Health (NIH) • National Institute of Allergy and Infectious Disease (NIAID) ▪ TNX - 1800 selected for Project NextGen • National Institute on Drug Abuse (NIDA) ▪ TNX - 1300 for cocaine intoxication; Phase 2 study funding • Department of Defense (DoD) • TNX - 4200 for the prevention or treatment of infections to improve the medical readiness of military personnel in biological threat environments ▪ TNX - 102 SL for ASD; investigator - initiated Phase 2 study funding Academic partners sponsoring clinical trials of Tonix’s investigational drug products include: • Massachusetts General Hospital (MGH) • University of Washington • University of North Carolina 1 Tonix’s product development candidates are investigational new drugs or biologics; their efficacy and safety have not been es tab lished and have not been approved for any indication.

46 © 2025 Tonix Pharmaceuticals Holding Corp. TNX - 1300: COCAINE INTOXICATION Key Partnerships TNX - 1500: ALLOGRAFT REJECTION TNX - 1800 : COVID - 19 VACCINE TNX - 2900: PRADER - WILLI SYNDROME TNX - 102 SL: ACUTE STRESS DISORDER TNX - 4200: BROAD - SPECTRUM ANTIVIRAL

47 © 2025 Tonix Pharmaceuticals Holding Corp. TNX - 801 Live Virus Vaccine Live virus vaccine platform with multitude of potential applications

48 © 2025 Tonix Pharmaceuticals Holding Corp. INFECTIOUS DISEASE PORTFOLIO Mpox Declared Public Health Emergency of International Concern (PHEIC) by WHO* on August 14, 2024: New Clade I = “Clade Ib ” • Clade Ib - first wave in Democratic Republic of Congo (DRC) • Affects children • New mutations • ~0.5% mortality • Affects both MSM (men who have sex with men) + heterosexual transmission primarily in adults • 2024 mpox epidemic has spread to 16 countries in Africa • Outside of Africa cases identified in Sweden, Thailand, Singapore, India, Germany and England • Two FDA ** - approved vaccines: • Jynneos ® (Bavarian - Nordic) – requires 2 dose regimen • Durability of neutralization antibody titers being studied 1 - 3 • Also approved for use in adults by the WHO 4 • ACAM 2000 (Emergent) – single - dose, reactogenic • Provides durable protection • Approved for people at high risk of mpox infection 5 *WHO = World Health Organization 1 Zaeck LM, Nat Med. 2023 29(1):270 - 278. doi : 10.1038/s41591 - 022 - 02090 2 Berens - Riha N, et al. Euro Surveill . 2022 27(48):2200894. doi : 10.2807/1560 - 7917.ES.2022.27.48.2200894. 3 Collier AY, et al. JAMA . 2024 Oct 3. doi : 10.1001/jama.2024.20951. Epub ahead of print. PMID: 39361499 . https://pubmed.ncbi.nlm.nih.gov/39361499/ 4 Keaton, J. Sept. 13, 2024. Associated Press. “WHO grants first mpox vaccine approval to ramp up response to disease in Africa.” URL: https://bit.ly/4e4yyeb 5 https://www.fda.gov/vaccines - blood - biologics/vaccines/key - facts - about - vaccines - prevent - mpox - disease#:~:text=ACAM2000%20Vaccine,for%20smallpox%20or%20mpox%20infection.

49 © 2025 Tonix Pharmaceuticals Holding Corp. INFECTIOUS DISEASE PORTFOLIO Mpox Outbreak 2022 - 23: Clade II b Public Health Emergency Global Health Concern Risk of Spread and Lethality of Clade IIb • Case Fatality Rate (CFR): 0.1% to 3.6%  Lower compared to Clade I • Primarily spread through sexual contact among MSM (men who have sex with men) • Rapid and significant spread beyond endemic regions  Over 90,000 cases reported in more than 100 countries by the end of 2022 • Systemic symptoms and rash leading to medical interventions in up to 40% of cases Sources: WHO, European CDC, US CDC, and Ministries of Health 2022 U.S. Map and Case Count | Mpox | Poxvirus | CDC WHO = World Health Organization FDA = U.S. Food and Drug Administration Total Cases: 95,912; 92,982 were in locations that have not historically reported Mpox Total Location: 118; 111 has not historically reported Mpox

50 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO Monkeypox Headlines • Multiple recent statements by U.S. Agencies warning about smallpox and monkeypox 1 - 6 • U.S. National Academy of Sciences Consensus Report (March, 2024) 6 ‒ “Additionally, safer, single - dose vaccines and a diverse set of therapeutic options against smallpox would improve the U.S. readiness and response posture for immediate containment and long - term protection in a smallpox emergency. ‒ “Smallpox vaccines that have improved safety across different population subgroups and are available as a single dose would support faster and more effective response to contain smallpox and other orthopoxvirus outbreaks. The development of novel smallpox vaccines using multi - vaccine platforms (i.e., use common vaccine vectors, manufacturing ingredients, and processes) would improve the capacity for rapid vaccine production in response to a smallpox event and reduce the need for stockpiling in the SNS at current levels. ‒ “Given the lack of commercially available orthopoxvirus diagnostics, vaccines, and therapeutics, planning for logistics and supply chain management considerations is critical. Efforts could give consideration to developing plans to increase the number of smallpox vaccine and therapeutics manufacturers as well as optimizing current manufacturing capacities should they be needed in the shorter term.” 1 Office of Science and Technology Policy (OSTP). American Pandemic Preparedness: Transforming Our Capabilities. September 2021 2 National Biodefense Science Board (NBSB). Prioritization of Product Attribute Categories to Maximize Access for Next Generati on COVID - 19 Vaccines and Therapeutics. August 2023 3 Office of Science and Technology Policy (OSTP). American Pandemic Preparedness: Transforming Our Capabilities. September 2021 4 National Biodefense Science Board (NBSB). Prioritization of Product Attribute Categories to Maximize Access for Next Generati on COVID - 19 Vaccines and Therapeutics. August 2023 5 BARDA Strategic Plan 2022 - 2026. 6 U.S. National Academy of Sciences. March 28, 2024. “Consensus Study Report: Future State of Smallpox Medical Countermeasures. ” https://nap.nationalacademies.org/catalog/27652/future - state - of - smallpox - medical - countermeasures

TNX-801: Recombinant Pox Vaccine (RPV) Platform Using Live Virus Technology

Cloned version of horsepox[1] purified from cell culture


TNX-801*
(Horsepox)
Vaccinia
Horsepox
ANTIGEN CODING
Mpox and Smallpox
COVID-19
Future Pandemics & New Infectious Diseases
Biodefense
Oncology

Key Differentiators

Live virus vaccines are the most established vaccine technology

- Prevents forward transmission
- Effective in eliciting durable or long-term immunity

Economical to manufacture at scale

- Low dose because replication amplifies dose *in vivo*
- Single administration

Standard refrigeration for shipping and storage

TONIX PHARMACEUTICALS

*TNX-801 is in the pre-IND stage of development and has not been approved for any indication.
[1]Noyce et al., 2018. *PLoS One*. 13(1):e0188453.

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INFECTIOUS DISEASE PORTFOLIO

TNX-801: Pre-IND Ready Candidate Mpox Vaccine

- Based on synthetic horsepox-vector, believed related to first smallpox vaccine used by Dr. Edward Jenner in 1796[1]
- Single-dose percutaneous[2]
- Attenuated live virus[3]
- Expected durable T-cell immunity similar to 19th Century vaccinia
- Believed to be thermo-stable in ultimate lyophilized formulation
- Eventual presentation using Microneedle Array Patch – working with developers



R&D Center- Maryland
Operational BSL-3 capable


TONIX
TONIX

Advanced Manufacturing Center- MA
GMP-manufacturing capability*

*GMP Suites currently decommissioned
[1]Noyce RS, et al. *PLoS One*. 2018 Jan 19;13(1):e0188453. doi: 10.1371/journal.pone.0188453. PMID: 29351298; PMCID: PMC5774680.
[2]Noyce RS, et al. *Viruses*. 2023 Jan 26;15(2):356. Doi: 10.3390/v15020356. PMID: 36851570; PMCID: PMC9965234
[3]Trefry SV, et al. *mSphere*. 2024 Nov 13:e0026524. doi: 10.1128/msphere.00265-24. Epub ahead of print. PMID: 39535212.

© 2025 Tonix Pharmaceuticals Holding Corp.

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Illustrative Safety Spectrum Of Pox-based Vaccine Vectors as Live Virus Vaccines


Non-replicating vaccines
Minimally replicating vaccines
Robustly replicating vaccines
MVA
Canarypox
Fowlpox
Live horsepox, Recombinant Poxvirus Vaccine (RPV platform)
20th Century smallpox vaccines
Dryvax
Lister
TianTan
Copenhagen
Tashkent
ACAM2000
Tolerability
Reactogenicity

	Non-replicating vaccines	Minimally replicating vaccines		Robustly replicating vaccines
# of doses	Two	Single-dose		Single-dose
Durability of protection	Waning	Long		Decades
Transgene expression	Poor	Robust		Robust

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© 2025 Tonix Pharmaceuticals Holding Corp.

54 © 2025 Tonix Pharmaceuticals Holding Corp. Challenge Vaccination Route Dose (Log 10 PFU) Virus Route Dose (Log 10 PFU) N Vaccine Group IT 5.0 MPXV (Zaire) Clade Ia Percutaneous 6.6 4 TNX - 801 (High) 1 Percutaneous 5.7 4 TNX - 801 (Low) 2 Percutaneous 5.0 4 rVACV * 3 Percutaneous - 4 Mock 4 “Take” observed in all TNX - 801 vaccinated NHPs except one. • If no take by day 7 NHPs were revaccinated on day 14. Post - vaccination, no NHP showed lesions during first 60 days * rVACV = Synthetic vaccinia virus (VACV) similar to ACAM2000 (FDA Approved smallpox and mpox vaccine Noyce RS, et al. Viruses . 2023;15(2):356. doi : 10.3390/v15020356. TNX - 801: Immunogenicity and Efficacy in Animals – Study Design

55 © 2025 Tonix Pharmaceuticals Holding Corp. Days Post Vaccination Baseline 28 56 TNX - 801 (HD) TNX - 801 (LD) rVACV Mock 100% Seroconversion in TNX - 801 vaccinated groups 100% Seroconversion in TNX - 801 vaccinated groups HD = “High Dose” LD = “Low Dose” Noyce RS, et al. Viruses . 2023;15(2):356. doi : 10.3390/v15020356. TNX - 801 Vaccination – Followed by Lethal Monkeypox Clade I Challenge, Immunogenicity: Immunogenicity: Total IgG (ELISA)

56 © 2025 Tonix Pharmaceuticals Holding Corp. TNX - 801 Vaccination – Followed by Lethal Monkeypox Clade I Challenge, Immunogenicity: Neutralizing Antibody ( PRNT 50 A ssay) Days Post Vaccination 3 28 56 60 100% Seroconversion and 88% of TNX - 801 vaccinated NHPs had neutralizing antibody responses 8 - to 50 - fold from baseline TNX - 801 (HD) TNX - 801 (LD) rVACV Mock Noyce RS, et al. Viruses . 2023;15(2):356. doi : 10.3390/v15020356.

57 © 2025 Tonix Pharmaceuticals Holding Corp. TNX - 801 Vaccination – Followed by Lethal Monkeypox Clade I Challenge, Clinical Signs (Lesions) 1 Noyce RS, et al. Viruses . 2023 Jan 26;15(2):356. doi : 10.3390/v15020356. PMID: 36851570; PMCID: PMC9965234. TNX - 801 High Dose TNX - 801 Low Dose rVACV Mock No lesions observed after MPXV challenge in any of the vaccinated animals TNX - 801 (HD) TNX - 801 (LD) rVACV Mock

58 © 2025 Tonix Pharmaceuticals Holding Corp. TNX - 801 Vaccination – Followed by Lethal Monkeypox Clade I Challenge, Clinical Disease: Lethality No deaths in TNX - 801 vaccinated groupsx 100% survival in TNX - 801 vaccinated animals Noyce RS, et al. Viruses . 2023;15(2):356. doi : 10.3390/v15020356.

INFECTIOUS DISEASE PORTFOLIO

TNX-1800*: Designed to Express the SARs-CoV-2 Spike Protein

TNX-1800 (recombinant horsepox virus) is a live virus vaccine based on Tonix's TNX-801 that is designed to express the spike protein of the SARS-CoV-2 virus and to elicit a predominant T cell response

- Immunogenic and well tolerated[1]
- Showed promise in protecting animals from challenge with SARS-CoV-2 delivered directly into the lungs[1]

Status: ***National Institute of Allergy and Infectious Diseases (NIAID) will conduct a Phase 1 clinical trial with TNX-1800***

- First vaccine candidate using Tonix's live virus recombinant pox virus (RPV) platform technology to enter clinical trials
- "Project NextGen" is an initiative by the U.S. Department of Health and Human Services (HHS) to advance a pipeline of new, innovative vaccines and therapeutics for COVID-19. NIAID will be conducting clinical trials to evaluate several early-stage vaccine candidates, including TNX-1800
- Phase 1 study is designed to assess safety and immunogenicity in approximately 60 healthy adult volunteers
- Upon completion of the trial, NIAID and Tonix will assess the results and determine the next steps for the development of TNX-1800

*TNX-1800 is in the pre-IND stage of development and has not been approved for any indication

[1]Awasthi, M. et al. *Viruses*. 2023. 15(10):2131.
[2]Awasthi, M. et al. *Vaccines (Basel)*. 2023. 11(11):1682.

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© 2025 Tonix Pharmaceuticals Holding Corp.

© 2025 Tonix Pharmaceuticals Holding Corp. INFECTIOUS DISEASE: KEY CANDIDATES

Broad-Spectrum Antiviral Discovery Programs

INFECTIOUS DISEASE PORTFOLIO

Host-directed antiviral discovery programs

- **TNX-4200*: CD45 targeted therapeutics**
  - Small molecule therapeutics that reduce endogenous levels of CD45, a protein tyrosine phosphatase
  - Reduction in CD45 protects against many viruses including the Ebola virus
- **Cathepsin inhibitors**
  - Small molecule therapeutics that inhibit ***essential cathepsins*** which are required by viruses such as coronaviruses and filoviruses to infect cells
  - Activity as monotherapy and in combination with other antivirals

Virus-directed antivirals discovery program

- **Viral glycan-targeted engineered biologics**
  - Bind to viral densely branched high-mannose (DBH) glycans
  - ***Neutralize circulating virus*** and stop the entry of the progeny virus into cells
  - Antiviral activity against a broad range of RNA viruses
  - Activity as monotherapy and in combination with other antivirals

R&D Center (RDC): Frederick, MD

- Accelerated development of vaccines and antiviral drugs against infectious diseases
- ~48,000 square feet, BSL-2 with some areas designated BSL-3

*TNX-4200 is in the pre-IND stage of development and has not been approved for any indication

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© 2025 Tonix Pharmaceuticals Holding Corp.

62 © 2025 Tonix Pharmaceuticals Holding Corp. INFECTIOUS DISEASE PORTFOLIO Tonix Awarded Contract from DoD Defense Threat Reduction Agency (DTRA) contract is expected to advance development of Tonix’s broad - spectrum oral antiviral program, TNX - 4200, for medical countermeasures • Other Transaction Agreement (OTA) with a potential for up to $34 million over five years • Objective is to develop small molecule, broad - spectrum antiviral agents for the prevention or treatment of infections to improve the medical readiness of military personnel in biological threat environments • Tonix’s focus is to d evelop an orally available CD45 antagonist with broad - spectrum efficacy against a range of viral families through preclinical evaluation o P rogram is expected to establish physicochemical properties, pharmacokinetics, and safety attributes to support an IND submission and to fund a first - in - human Phase 1 clinical study

63 © 2025 Tonix Pharmaceuticals Holding Corp. TNX - 2900 Intranasal Potentiated Oxytocin with Magnesium A n ovel, non - CGRP antagonist approach to treatment

TNX-2900: Novel Formulation of Intranasal Oxytocin (OT) Potentiated with Magnesium

*Magnesium is known to **potentiate the binding of OT** to its receptor*[1,2]


Oxytocin
Mg2+
Oxytocin receptor

Key Differentiators

- Targeted intranasal delivery
  - Low systemic exposure
- When delivered via the nasal route, concentrates in trigeminal system
  - Binding of OT to receptors on neurons in trigeminal system inhibits release of CGRP and transmission of pain signals
  - Blocking CGRP release is a distinct mechanism compared with CGRP antagonist and anti-CGRP antibody drugs, which block the binding of CGRP to its receptor

[1]Antoni et al., 1989. *Biochem J.* 257(2):611-4
[2]Meyerowitz et al., 2022. *Nat Struct Mol Biol.* (3):274-281
*TNX-2900 has not been approved for any indication.

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About Prader-Willi Syndrome

RARE DISEASE PORTFOLIO

*Prader-Willi Syndrome (PWS) is the most common genetic cause of life-threatening childhood obesity. PWS causes unhealthy behaviors around food[1-4], consequences such as **obesity, type 2 diabetes, and cardiovascular disease**[1-5], and creates significant caretaker burden[1-4]*

10-20
thousand individuals

Rare genetic disease that afflicts 10-20 thousand individuals in the US

Current standard of care:

- Human growth hormone treatment is FDA-approved for growth failure in PWS children

Large unmet need:

- Currently no cure, and no treatment for PWS-related hyperphagia
- Consequences can be life threatening - obesity and cardiovascular disease are leading cause of death

TNX-2900 has been granted FDA Orphan Drug and Rare Pediatric Disease Designations, and received IND clearance by FDA for Phase 2 Trial

[1]Miller et al., 2011. *Am J Med Genet A*. 155A(5):1040-1049
[2]Butler et al., 2017. *Genet Med*. 19(6):635-642
[3]Butler MG. NORD. Updated 2018. Accessed May 25, 2022. https://rarediseases.org/rare-diseases/prader-willi-syndrome/
[4]Prader-Willi Syndrome Association USA. Accessed May 25, 2022. https://www.pwsausa.org/what-is-prader-willi-syndrome/
[5]Muscogiuri et al., 2021. *J Endocrinol Invest*. 44(10):2057-2070

© 2025 Tonix Pharmaceuticals Holding Corp.

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66 © 2025 Tonix Pharmaceuticals Holding Corp. TNX - 1300 Cocaine Esterase Fast acting antidote for life threatening cocaine intoxication

TNX - 1300: Recombinant Protein Rapidly Degrades Cocaine in the Bloodstream 67 Drops plasma exposure by 90% in 2 minutes Key Differentiators © 2025 Tonix Pharmaceuticals Holding Corp. o Rapidly metabolizes cocaine within matter of minutes o N o other product currently on the market for this indication CocE Cocaine FDA Breakthrough Therapy Designation Awarded Cooperative Agreement Grant from National Institute on Drug Abuse (NIDA) Phase 2 study enrolling *TNX - 1300 has not been approved for any indication.

About Cocaine Intoxication

CNS PORTFOLIO

Over 5 million Americans reported current cocaine use in 2020, which is almost 2% of the population[1]. In 2021, more than 24,900 individuals in the US died from drug overdose deaths involving cocaine[2]

500k **Over 500,000 emergency department visits for cocaine, annually[3,4]**

Current standard of care:

- Patients are currently managed only by supportive care for the adverse effects of cocaine intoxication on the cardiovascular and central nervous systems

Large unmet need:

- No other product currently on the market for this indication
- TNX-1300 could significantly reduce the time and resources required for other detox services
- Potentially reduces the risk of morbidity and mortality

[1]Substance Abuse and Mental Health Services Administration. (2021). Results from the 2020 National Survey on Drug Use and Health: Detailed Tables: Prevalence Estimates, Standard Errors, and Sample Sizes.
[2] Centers for Disease Control and Prevention (CDC) - https://www.cdc.gov/nchs/nvss/vsrr/drug-overdose-data.htm

[3]Substance Mental Health Services Administration, Drug Abuse Warning Network, 2011: National Estimates of Drug-Related Emergency Department Visits. HHS Publication No. (SMA) 13-4760, DAWN Series D-39. Rockville, MD: Substance Abuse and Mental Health Services Administration, 2013.
[4] Drug Abuse Warning Network, 2011: Selected Tables of National Estimates of Drug-Related Emergency Department Visits. Rockville, MD: Center for Behavioral Health Statistics and Quality, SAMHSA, 2013.

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© 2025 Tonix Pharmaceuticals Holding Corp. IMMUNOLOGY: KEY CANDIDATES

70 © 2025 Tonix Pharmaceuticals Holding Corp. TNX - 1500 Anti - CD40L Monoclonal Antibody Next Generation mAb preserves efficacy without risk of thrombosis

TNX-1500: Next Generation anti-CD40L mAb

Re-engineered to better modulate the binding of FcγR and mitigate risk of thrombosis

Clinical Stage of Phase 1 study completed

Key Differentiators

Expected to deliver efficacy without compromising safety

First Generation: Development halted due to thromboembolic (TE) complications—blood clots—traced to Fc gamma receptor (FcγR)

Second Generation: Eliminated the FcγR TE complication but potency and half life was reduced, limiting utility

Third Generation (TNX-1500): Re-engineered to better modulate the binding of FcγR.

Selectively Modified anti-CD40L AB



Ruplizumab full Fab
FcγR-modulated Fc region
Mutated FcγR-binding region
FcRn-binding region

Contains the full ruplizumab Fab and the engineered Fc region that modulates FcγR-binding, while preserving FcRn function

*TNX-1500 has not been approved for any indication.

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72 © 2025 Tonix Pharmaceuticals Holding Corp. IMMUNOLOGY PORTFOLIO TNX - 1500 Strategy and Status Third Indication (and beyond): Autoimmune Diseases ( e.g., Multiple Sclerosis, Sj ö gren’s Syndrome, Systemic Lupus Erythematosus) • These indications require large studies, but represent large target markets Proposed Initial Indication: Prevention of Allograft Rejection Status: Clinical stage Phase 1 complete – expect topline in 1 st Quarter 2025 Collaborations ongoing with Mass General Hospital on heart and kidney transplantation in non - human primates • Collaboration with Boston Children’s on bone marrow transplantation in non - human primates Next Steps: Initiate Phase 2 study in Kidney Transplant Recipients 1 2 Second Indication: Hematopoietic Cell Transplant (Bone Marrow Transplant) • Potential to reduce GvHD 3

73 © 2025 Tonix Pharmaceuticals Holding Corp. IMMUNOLOGY PORTFOLIO TNX - 1500 Preclinical Data and Publications Non - human Primate Kidney Allo - Transplantation • TNX - 1500 monotherapy consistently prevents kidney transplant rejection with n o thrombosis observed • April 2023 Publication: Lassiter, G., et al. (2023). TNX - 1500, an Fc - modified Anti - CD154 Antibody, Prolongs Nonhuman Primate Renal Allograft Survival. American Journal of Transplantation . www.sciencedirect.com/science/article/pii/S1600613523003714 Non - human Primate Heart Heterotopic Allo - Transplantation • TNX - 1500 monotherapy consistently prevents heart transplant rejection. Similar activity to chimeric hu5c8 2 during treatment phase in prior studies • April 2023 Publication: Miura, S., et al. (2023) TNX - 1500, an Fc - modified Anti - CD154 Antibody, Prolongs Nonhuman Primate Cardiac Allograft Survival. American Journal of Transplantation. www.sciencedirect.com/science/article/pii/S1600613523003969 Non - Human Primate Kidney Xenograft Transplantation • TNX - 1500 therapy is part of a regiment to prevent rejection in kidney xenograft transplants ‒ Anand, R.P., Layer, J.V., Heja , D. et al. (2023). Design and testing of a humanized porcine donor for xenotransplantation. Nature. https://www.nature.com/articles/s41586 - 023 - 06594 - 4 ‒ Kozlov, M. (2023). Monkey survives two years after gene - edited pig - kidney transplant. Nature. https://www.nature.com/articles/d41586 - 023 - 03176 - 2 ‒ Mohiuddin, M. (2023). Pig - to - primate organ transplants require genetic modifications of donor. Nature. https://www.nature.com/articles/d41586 - 023 - 02817 - w

74 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO ࢻ - CD40L Headlines • Mass General Hospital just transplanted a genetically engineered pig kidney into a living human 1 • Boston Globe, March 21, 2024 • Patient’s death announced May 11, 2024 2 • The patient was being treated with anti - CD40L mAb tegoprubart from Eledon 1 • The preclinical work was performed with TNX - 1500 3 1 Massachusetts General Hospital press release. March 21, 2024. “World’s First Genetically Edited Pig Kidney Transplant into Living Recipient Performed at Massachusetts General Hospital.” www.massgeneral.org/news/press - release/worlds - first - genetically - edited - pig - kidney - transplant - into - living - recipient (accessed March 29, 2024) 2 Stoico , N. Boston Globe . May 11, 2023. “Mass Man who received first kidney transplant from genetically engineered pig has died, family says”. 3 Anand, R.P., et al Nature. 622, 393 – 401 (2023). https://doi.org/10.1038/s41586 - 023 - 06594 - 4

CNS PORTFOLIO

Anti-CD40L Headlines

- Sanofi recently published their Phase 2 data on their frexalimab in multiple sclerosis in the the *New England Journal of Medicine*[1]
  - Sanofi projects its Fc-modified humanized anti-CD40L mAb frexalimab will exceed €5 B per year in peak sales[2]

- Like frexalimab, TNX-1500 is Fc-modified to reduce/eliminate the risk of thrombosis seen with "first generation" anti-CD40L mAbs.



The NEW ENGLAND JOURNAL of MEDICINE

ESTABLISHED IN 1812 FEBRUARY 15, 2024 VOL. 390 NO. 7

Inhibition of CD40L with Frexalimab in Multiple Sclerosis

P. Vermersch, C. Granziera, Y. Mao-Draayer, G. Cutter, O. Kalbus, I. Staikov, M. Dufek, S. Saubadu, R. Bejuit, P. Truffinet, B. Djukic, E. Wallstroem, and G. Giovannoni, for the Frexalimab Phase 2 Trial Group*

ABSTRACT

BACKGROUND

The CD40–CD40L costimulatory pathway regulates adaptive and innate immune responses and has been implicated in the pathogenesis of multiple sclerosis. Frexalimab is a second-generation anti-CD40L monoclonal antibody being evaluated for the treatment of multiple sclerosis.

The authors' full names, academic degrees, and affiliations are listed in the Appendix. Dr. Vermersch can be contacted at patrick.vermersch@univ-lille.fr or at the Clinique de Neurologie, Hôpital Roger Salengro, Centre Hospitalier Universita-

[1] Vermersch P, et al. N Engl J Med. 2024 Feb 15;390(7):589-600. doi: 10.1056/NEJMoa2309439. PMID: 38354138.
[2] Dunn, A. Endpoints. December 7, 2023. "Sanofi CEO Paul Hudson pitches 12 blockbusters in a bid to convince investors on boosting R&D spend".https://endpts.com/sanofi-rd-day-ceo-paul-hudson-touts-12-blockbusters-ups-rdspend/

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© 2025 Tonix Pharmaceuticals Holding Corp.

76 © 2025 Tonix Pharmaceuticals Holding Corp. TNX - 1700 Recombinant Trefoil Factor Family Member 2 (rTFF2 - HSA) Fusion Protein Targeting the toxic tumor micro - environment

TNX-1700: Fighting Cancer by Targeting the Tumor Micro-Environment

Suppresses myeloid-derived suppressor cells (MDSCs) and activates anti-cancer CD8+ T cells


TFF2
Human Serum Albumin
(HSA)

Key Differentiators

- Different MOA than checkpoint inhibitors
- ***Potential synergy with anti-PD-1 or anti-PD-L1 monoclonal antibodies***

Preclinical Evidence

- mTNX-1700 (mTFF2-MSA fusion protein) and anti-PD-1 monotherapy each was able to evoke anti-tumor immunity in the MC38 model of colorectal cancer[1]
- mTNX-1700 augmented the anti-tumor efficacy of anti-PD-1 therapy in both the MC38 and the CT26.wt models[1]

*TNX-1700 is in the pre-IND stage of development and has not been approved for any indication.

[1]Daugherty, B. et al. March 6, 2023 Keystone Poster; https://bit.ly/48nlRHM

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mTNX-1700 (mTFF2-MSA) Showed Synergy with anti-PD1 Antibody in Inhibition of *s.c.* ACKP Xenograft Growth in Animals

IMMUNOLOGY PORTFOLIO


A
Day 0
ACKP s.c. inoculation
Day 10
Start treatment
at volume 150-200 mm³
Vehicle
TFF2-MSA
PD-1 Antibody
Combination
i.p. every 3 days
Day 28 Terminate
experiment and extract
tumors
HDC-GFP mice

Schematic representation of treatment


B
Tumor Volume
Treatment
Tumor volume (mm³)
Days after cell inoculation
1500
1000
500
0
0
10
20
30
ns
ns
****


C
Individual Tumor Volume Change
Vehicle
PD1 Ab (%TGI=17.93%)
TFF2-MSA (%TGI=24.57%)
Combo (%TGI=78.29%)
% Tumor volume change
2000
1500
1000
500
0
-100

B. Tumor growth curve of s.c. implanted ACKP tumors in response to anti-PD1 antibody, mTFF2-MSA or their combination.

C. Tumor volume change relative to the initial volume of each tumor. Each bar represents one tumor. Positive or negative value represents volume increase or decrease respectively. P < 0.0001.

Qian et al., A CXCR4 partial agonist improves immunotherapy by targeting polymorphonuclear myeloid-derived suppressor cells and cancer-driven granulopoiesis; https://www.biorxiv.org/content/10.1101/2024.10.09.617228v1

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© 2025 Tonix Pharmaceuticals Holding Corp.

79 © 2025 Tonix Pharmaceuticals Holding Corp. IMMUNOLOGY PORTFOLIO People living with colorectal cancer in the US 2 About Gastric and Colorectal Cancer Gastric and colorectal cancer are both leading cancers in the US. C olorectal cancer is the 3 rd leading cause of cancer - related deaths in both men and women. 1 >1.3M Current standard of care: • PD - 1 blockade − However, gastric and colorectal cancer are relatively unresponsive Large unmet need: • Gastric and colorectal cancer have a relative 5 - year survival rate of 35.7% and 65%, respectively − Despite advances in the field, patients are still in need of life saving treatment 1 American Cancer Society, accessed September 2023 - https://www.cancer.org/cancer/types/colon - rectal - cancer/about/key - statistics.html 2 NIH, accessed September 2023 - https://seer.cancer.gov/statfacts/html/colorect.html 3 NIH, accessed September 2023 - https://seer.cancer.gov/statfacts/html/stomach.html >125k People living with gastric cancer in the US 3

© 2025 Tonix Pharmaceuticals Holding Corp. TEAM, NETWORK, & UPCOMING MILESTONES

81 © 2025 Tonix Pharmaceuticals Holding Corp. Management Team Seth Lederman, MD Co - Founder, CEO & Chairman Jessica Morris Chief Operating Officer Gregory Sullivan, MD Chief Medical Officer Bradley Saenger, CPA Chief Financial Officer

82 © 2025 Tonix Pharmaceuticals Holding Corp. Milestones: Recently Completed and Upcoming TNX - 102 SL for the Management of Fibromyalgia Milestones FDA Fast Track Designation granted by FDA □ 3 rd Quarter 2024 Submitted NDA to FDA for TNX - 102 SL for fibromyalgia in October 2024 □ October 2024 FDA assigned a PDUFA* goal date of August 15, 2025 □ December 2024 FDA decision expected on marketing authorization □ August 15, 2025 Other Key Program Milestones U.S. DoD / DTRA Awarded up to $34 M contract (over 5 years) for broad spectrum antiviral development (TNX - 4200) □ 3 rd Quarter 2024 Initiate Phase 2 study of TNX - 1300 for the treatment of cocaine intoxication □ 3 rd Quarter 2024 Initiate Phase 2 Investigator - Initiated study at UNC of TNX - 102 SL for the treatment of Acute Stress Disorder (ASD) / Acute Stress Reaction (ASR) □ 1 st Quarter 2025 Topline results from First in Human Phase 1 Pharmacokinetic and Pharmacodynamic study of TNX - 1500 (in development for prevention of organ transplant and treatment of autoimmunity □ 1 st Quarter 2025 Topline results from Phase 2 study of TNX - 1300 for the treatment of cocaine intoxication □ 3 rd Quarter 2025 x x x x *PDUFA = Prescription Drug User Fee Act x

© 2025 Tonix Pharmaceuticals Holding Corp. THANK YOU

CNS PORTFOLIO

Zembrace® Important Safety Information (1 of 2)

Zembrace SymTouch (Zembrace) can cause serious side effects, including heart attack and other heart problems, which may lead to death. Stop use and get emergency help if you have any signs of a heart attack:

- Discomfort in the center of your chest that lasts for more than a few minutes or goes away and comes back; severe tightness, pain, pressure, or heaviness in your chest, throat, neck, or jaw; pain or discomfort in your arms, back, neck, jaw or stomach; shortness of breath with or without chest discomfort; breaking out in a cold sweat; nausea or vomiting; feeling lightheaded

Zembrace is not for people with risk factors for heart disease (high blood pressure or cholesterol, smoking, overweight, diabetes, family history of heart disease) unless a heart exam shows no problem.

Do not use Zembrace if you have:

- History of heart problems; narrowing of blood vessels to your legs, arms, stomach, or kidney (peripheral vascular disease); uncontrolled high blood pressure; hemiplegic or basilar migraines. If you are not sure if you have these, ask your provider.
- Had a stroke, transient ischemic attacks (TIAs), or problems with blood circulation; severe liver problems; taken any of the following medicines in the last 24 hours: almotriptan, eletriptan, frovatriptan, naratriptan, rizatriptan, ergotamines, dihydroergotamine; are taking certain antidepressants, known as monoamine oxidase (MAO)-A inhibitors or it has been 2 weeks or less since you stopped taking a MAO-A inhibitor. Ask your provider for a list of these medicines if you are not sure.
- An allergy to sumatriptan or any of the components of Zembrace

Tell your provider about all of your medical conditions and medicines you take, including vitamins and supplements.

Zembrace can cause dizziness, weakness, or drowsiness. If so, do not drive a car, use machinery, or do anything where you need to be alert.

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Zembrace® Important Safety Information (2 of 2)

CNS PORTFOLIO

Zembrace may cause serious side effects including:

- Changes in color or sensation in your fingers and toes; sudden or severe stomach pain, stomach pain after meals, weight loss, nausea or vomiting, constipation or diarrhea, bloody diarrhea, fever; cramping and pain in your legs or hips; feeling of heaviness or tightness in your leg muscles; burning or aching pain in your feet or toes while resting; numbness, tingling, or weakness in your legs; cold feeling or color changes in one or both legs or feet; increased blood pressure including a sudden severe increase even if you have no history of high blood pressure; medication overuse headaches from using migraine medicine for 10 or more days each month. If your headaches get worse, call your provider.
- Serotonin syndrome, a rare but serious problem that can happen in people using Zembrace, especially when used with anti-depressant medicines called SSRIs or SNRIs. Call your provider right away if you have: mental changes such as seeing things that are not there (hallucinations), agitation, or coma; fast heartbeat; changes in blood pressure; high body temperature; tight muscles; or trouble walking.
- Hives (itchy bumps); swelling of your tongue, mouth, or throat
- Seizures even in people who have never had seizures before

The most common side effects of Zembrace include: pain and redness at injection site; tingling or numbness in your fingers or toes; dizziness; warm, hot, burning feeling to your face (flushing); discomfort or stiffness in your neck; feeling weak, drowsy, or tired.

Tell your provider if you have any side effect that bothers you or does not go away. These are not all the possible side effects of Zembrace. For more information, ask your provider.

This is the most important information to know about Zembrace but is not comprehensive. For more information, talk to your provider and read the Patient Information and Instructions for Use. For full Prescribing Information, visit: https://dailymed.nlm.nih.gov/dailymed/drugInfo.cfm?setid=6e5b104f-2b9e-416e-92fb-ef1bdaea867d

You are encouraged to report adverse effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

Zembrace is a prescription medicine used to treat acute migraine headaches with or without aura in adults who have been diagnosed with migraine.

Zembrace is not used to prevent migraines. It is not known if it is safe and effective in children under 18 years of age.

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© 2025 Tonix Pharmaceuticals Holding Corp.

Tosymra® Important Safety Information (1 of 2)

CNS PORTFOLIO

Tosymra® can cause serious side effects, including heart attack and other heart problems, which may lead to death. Stop Tosymra and get emergency medical help if you have any signs of heart attack:

- Discomfort in the center of your chest that lasts for more than a few minutes or goes away and comes back; severe tightness, pain, pressure, or heaviness in your chest, throat, neck, or jaw; pain or discomfort in your arms, back, neck, jaw, or stomach; shortness of breath with or without chest discomfort; breaking out in a cold sweat; nausea or vomiting; feeling lightheaded

Tosymra is not for people with risk factors for heart disease (high blood pressure or cholesterol, smoking, overweight, diabetes, family history of heart disease) unless a heart exam is done and shows no problem.

Do not use Tosymra if you have:

- History of heart problems; narrowing of blood vessels to your legs, arms, stomach, or kidney (peripheral vascular disease); uncontrolled high blood pressure; severe liver problems; hemiplegic or basilar migraines. If you are not sure if you have these, ask your healthcare provider.
- Had a stroke, transient ischemic attacks (TIAs), or problems with blood circulation; taken any of the following medicines in the last 24 hours: almotriptan, eletriptan, frovatriptan, naratriptan, rizatriptan, ergotamines, or dihydroergotamine. Ask your provider if you are not sure if your medicine is listed above
- are taking certain antidepressants, known as monoamine oxidase (MAO)-A inhibitors or it has been 2 weeks or less since you stopped taking a MAO-A inhibitor. Ask your provider for a list of these medicines if you are not sure
- An allergy to sumatriptan or any ingredient in Tosymra

Tell your provider about all of your medical conditions and medicines you take, including vitamins and supplements. Tosymra can cause dizziness, weakness, or drowsiness. If so, do not drive a car, use machinery, or do anything where you need to be alert.

86

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87 © 2025 Tonix Pharmaceuticals Holding Corp. CNS PORTFOLIO Tosymra may cause serious side effects including: • Changes in color or sensation in your fingers and toes; sudden or severe stomach pain, stomach pain after meals, weight loss, nausea or vomiting, constipation or diarrhea, bloody diarrhea, fever; cramping and pain in your legs or hips, feeling of heaviness or tightness in your leg muscles, burning or aching pain in your feet or toes while resting, numbness, tingling, or weakness in your legs, cold feeling or color changes in one or both legs or feet; increased blood pressure including a sudden severe increase even if you have no history of high blood pressure; medication overuse headaches from using migraine medicine for 10 or more days each month. If your headaches get worse, call your provider . • Serotonin syndrome, a rare but serious problem that can happen in people using Tosymra , especially when used with anti - depressant medicines called SSRIs or SNRIs. Call your provider right away if you have : mental changes such as seeing things that are not there (hallucinations), agitation, or coma; fast heartbeat; changes in blood pressure; high body temperature; tight muscles; or trouble walking. • Seizures even in people who have never had seizures before The most common side effects of Tosymra include : tingling, dizziness, feeling warm or hot, burning feeling, feeling of heaviness, feeling of pressure, flushing, feeling of ti ght ness, numbness, application site (nasal) reactions, abnormal taste, and throat irritation. Tell your provider if you have any side effect that bothers you or does not go away. These are not all the possible side effects of Tosymra . For more information, ask your provider. This is the most important information to know about Tosymra but is not comprehensive. For more information, talk to your provider and read the Patient Information and Instructions for use . For full Prescribing Information, visit: https://dailymed.nlm.nih.gov/dailymed/drugInfo.cfm?setid=015a5cf9 - f246 - 48bc - b91e - cd730a53d8aa . You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch , or call 1 - 800 - FDA - 1088. Tosymra is a prescription medicine used to treat acute migraine headaches with or without aura in adults. Tosymra is not used to treat other types of headaches such as hemiplegic or basilar migraines or cluster headaches. Tosymra is not used to prevent migraines. It is not known if Tosymra is safe and effective in children under 18 years of age. Tosymra ® Important Safety Information (2 of 2)